UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 16, 2006
Seacoast Banking Corporation of Florida

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

815 Colorado Avenue
Stuart, Florida	34994

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On May 16, 2006, the Board of Directors of Seacoast Banking Corporation of Florida (the “Company”) adopted a new executive compensation program (the “Compensation Program) pursuant to which it will grant awards to certain executives, including Dennis S. Hudson, III, Chairman of the Board and Chief Executive Officer, A. Douglas Gilbert, President and Chief Operating Officer, William R. Hahl, Executive Vice President and Chief Financial Officer, and O. Jean Strickland, Senior Executive President, (the “Named Executive Officers”). The material terms of the Compensation Program are as follows.
     Purpose and Participants. The Compensation Program provides a framework for annual grants of restricted stock and stock appreciation rights under the Company’s 2000 Long-Term Incentive Plan (the “2000 Plan”) to eligible employees of the Company. Participants in the Compensation Program will be classified into tiers, which will represent a group of executives whose position and responsibility are similar. The tiers of officers are as follows:

Tier 1	Senior Executive Management Group (EMG)
Tier 2	EMG/Regional Presidents
Tier 3	EMG/Line and Support Executives
Tier 4	Senior Managers and Division Heads
Tier 5	Key Contributors
The Named Executive Officers are participants under Tier 1.
     Awards. The Compensation Program provides for the grant of equity awards to officers with Tiers 1-4, depending on the financial performance of the Company. The Salary and Benefits Committee will establish financial performance goals, upon which the size of the equity award, if any, will be determined. The target and maximum amounts of the equity awards that each participant may receive will be based upon a percentage his or her base compensation, as follows:

	Target Award	Maximum Award
Tier 1	40%	80%
Tier 2	30%	60%
Tier 3	25%	50%
Tier 4	20%	40%
     Annual awards under the new compensation program will be paid to participants in the form of restricted stock, stock appreciation rights, or both, at the participant’s election. Participants may elect to receive one of the following: (i) 100% restricted stock, (ii) 100% stock appreciation rights, or (iii) 50% restricted stock and 50% stock appreciation rights. Any equity awards that are earned will be granted in or about the first quarter of 2007, after the Salary and Benefits Committee has evaluated the Company’s performance against its goals and determined the size of resulting awards. Such awards will be granted pursuant to the terms and conditions of the 2000 Plan, and the awards will vest as to 20% of the shares each year beginning on the second anniversary of the date of grant. Vesting will accelerate in full in the event of the participant’s death or disability, or upon the occurrence of a change of control of the Company. All stock appreciation rights will be settled in shares of Company common stock.
     The form of Restricted Stock Agreement and the form of Stock-Appreciation Rights Agreement that will be used for these awards are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and incorporated by reference herein.

     Bonus Stock Matching Program. The Compensation Program also provides for a bonus stock matching program. Under this program, participants may elect to use a percentage of his or her annual cash bonus, if any, to purchase shares of Company common stock. If the participant makes such an election, the Company will match a percentage of the shares purchased with the participant’s cash bonus by granting the participant an award of restricted stock under the 2000 Plan. Officers within Tiers 1-5 are eligible for participation in the bonus stock matching program. The maximum percentage of the annual cash bonus that such officers may use to purchase common stock, and the percentage of the Company match, is described below.

	Percentage of Annual Cash Bonus	Company Match in Restricted Stock
Tier 1	50%	50%
Tier 2	30%	50%
Tier 3	30%	50%
Tier 4	25%	50%
Tier 5	25%	100%
     Stock Ownership Guidelines. As part of the Compensation Program, the Board also established new stock ownership guidelines for its officers and directors, as described below.

Stock Ownership
Tier 1	3 times annual salary
Tier 2	2 times annual salary
Tier 3	2 times annual salary
Tier 4	1 times annual salary
Board Members	5 times annual retainer
     Equity Awards for 2005 Performance On May 16, 2006, the Board also authorized equity awards to certain of the Company’s named executive officers. These awards were made pursuant to and subject to the provisions of the 2000 Plan, and each officer may elect either 100% restricted stock (RS), stock-settled stock-appreciation rights (SSARs), or a combination of both.
     The following executive officers received grants:

	Number of Award to be Received Based on Participant's Election
			Combination of Both
Name	100% RS	100% SSARs	SSARs	RS
Dennis S. Hudson, III	7,580	27,600	13,800	3,790
A. Douglas Gilbert	7,500	27,300	13,650	3,750
O. Jean Strickland	5,000	18,200	9,100	2,500
William R. Hahl	4,050	14,700	7,350	2,025
     On May 16, 2006, C. William Curtis, Jr. was also awarded 1,000 shares of restricted stock, which vests over a five-year period in 25% increments beginning on the second anniversary of the grant date.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

10.1	Form of Restricted Stock Agreement
10.2	Form of Stock-Appreciation Rights Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
Date: May 22, 2006	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

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